Collaboration Agreement of Incorporation

Party A:  Detian Yu Biotechnology (Beijing) Co., Ltd. (“Party A”)
Party B:  Yalin Gu (ID number: 130105196211030335) (“Party B”)

Party A and Party B, for the development of the grain industry in Chiina, through bilateral friendly consultations, reached the following agreement:

1. By the capital injection of both parties, Hebei YuGu Grain Co., Ltd. "(hereinafter referred to as the “Company”), will be incorporated and registered in Gaocheng City of Shijiazhuang, Hebei Province, as the entity for the investment and operation base in "the China  Grain Trading Center" project.

2. The scopes of operation of the Company are grains, beans, and potato sales; and self-operated or agency businesses in import and export of goods and technology.

3. The Company’s registered share capital will be Renminbi 10 million Yuan, of which Party A will invest Renminbi 7 million Yuan, accounting for 70% of the Company’s share capital; and Party B will invest Renminbi 3 million Yuan, accounting for 30% of the share capital.

4. The Board of Directors shall comprise of five members; four directors shall be appointed by Party A, and one director shall be appointed by Party B, and the Chairman of the Board shall be designated by Party A.  The Company shall set up the Audit Committee, and Party B shall appoint one member.

5. The Company’s Legal Representative shall be appointed by Party A, and the General Manager shall be appointed by the Board of Directors.

6. All other outstanding issues, if any, shall be resolved through bilateral consultations of both parties.

7. This Agreement shall become effective from the date of affixing the seal of Party A and execution by Party A and Party B.

Party A: Detian Yu Biotechnology (Beijing) Co., Ltd.	Party B: Yalin Gu

/s/ Authorized Person	/s/ Yalin Gu
Sign date: July, 18, 2011	Sign date: July, 18, 2011

股权合作协议

甲方：德天御生态科技（北京）有限公司

乙方:谷雅林（身份证号码：130105196211030335）

甲乙双方为共同发展中国杂粮产业，经友好协商，达成以下协议：

1、 甲乙双方通过出资注册成立“河北御谷杂粮有限公司”（以下简称公司），公司注册地为河北省石家庄藁城市，公司将作为坐落于河北省石家庄藁城市的“中国杂粮城”项目的投资和运营主体。

2、 公司经营范围：谷物、豆类、薯类销售；自营或代理货物及技术的进出口业务。

3、 公司注册资本为 1000 万元人民币（壹千万），其中甲方出资 700 万元，占公司 70%的股份；乙方出资 300 万元，占公司 30%的股份。

4、 公司董事会由 5 人组成，甲方委派 4 名董事，乙方委派 1 名董事，董事长由甲方指定。公司设立监事会，乙方委派 1 名监事。

5、 公司法人代表由甲方委派，总经理由董事会任命。

6、 其他未尽事宜，双方协商解决。

7、 本协议自甲方盖章，乙方签署之日起生效。

谷雅林印

甲方：德天御生态科技（北京）有限公司　　乙方：谷雅林

签署日期：2011 年 7 月 18 日　　签署日期 2011 年 7 月 18 日

德天御生态科技（北京）有限公司